UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2013

Peoples Bancorp of North Carolina, Inc.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina
(State or Other Jurisdiction of Incorporation)

000-27205	56-2132396
(Commission File No.)	(IRS Employer Identification No.)

518 West C Street, Newton, North Carolina	28658
(Address of Principal Executive Offices)	(Zip Code)

(828) 464-5620
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Peoples Bancorp of North Carolina, Inc.

INDEX

Page
Item 5.07 - Submission of Matters to a Vote of Security Holders	3

Signatures	4

Item 5.07	Submission of Matters to a Vote of Security Holders

	(a)	Annual Shareholders' Meeting - May 2, 2013

	(b)	Directors elected at the meeting are as follows: James S. Abernethy, Robert C. Abernethy, Douglas S. Howard, John
		W. Lineberger, Jr., Gary E. Matthews, Billy L. Price, Jr. MD, Larry E. Robinson, William Gregory Terry, Dan Ray
		Timmerman, Sr. and Benjamin I. Zachary

		At the May 2, 2013 Annual Shareholders' Meeting the following items were submitted to a vote of shareholders:

		1)	Election of Directors:

				Votes For	Votes Against	Votes Withheld	Broker Non-votes
			James S. Abernethy	3,097,085	-	521.238	1,135,631
			Robert C. Abernethy	3,095,085	-	523,238	1,135,631
			Douglas S. Howard	3,097,098	-	521,225	1,135,631
			John W. Lineberger, Jr.	3,084,429	-	533,894	1,135,631
			Gary E. Matthews	3,096,710	-	521,613	1,135,631
			Billy L. Price, Jr. MD	3,097,098	-	521,225	1,135,631
			Larry E. Robinson	3,095,103	-	523,220	1,135,631
			William Gregory Terry	3,096,710	-	521,613	1,135,631
			Dan Ray Timmerman, Sr.	3,097,098	-	521,225	1,135,631
			Benjamin I. Zachary	3,096,316	-	522,007	1,135,631

		2)	Participation in advisory (non-binding) vote to approve the compensation of the Company's executive officers

			Votes For - 2,992,194; Votes Against - 558,214; Votes Abstained - 69,535; Broker Non-votes - 1,135,631

	3)	Participation in advisory (non-binding) vote on the frequency in which shareholders approve the compensation of the Company's executive officers

Three years - 2,451,008; Two years - 49,460; One year - 1,084,123; Votes Abstained - 35,352; Broker Non-votes - 1,135,631

	4)	Ratification of appointment of Independent Registered Public Accountants - Porter Keadle Moore, LLC

Votes For - 4,714,182; Votes Against - 691; Votes Abstained - 40,701; Broker Non-votes - 0

( c)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEOPLES BANCORP OF NORTH CAROLINA, INC.

Date: May 6, 2013	By:	/s/ A. Joseph Lampron, Jr.
A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer